Exhibit 21.1

Subsidiaries of Hughes Electronics Corporation

State or Other
Jurisdiction of Inc./
Formation/
Entity Name	Partnership

DIRECTV Broadband, Inc.	DE
Aspen Internet Systems, Inc.	CA
PDO Communications, Inc.	CA
DIRECTV Global, Inc.	DE
DIRECTV Global Digital Media, Inc.	DE
DIRECTV Holdings LLC	DE
DIRECTV Financing Co., Inc.	DE
DIRECTV Enterprises, LLC	DE
DIRECTV Customer Services, Inc.	DE
DIRECTV, Inc.	CA
DIRECTV Merchandising, Inc.	DE
DIRECTV Operations, LLC.	CA
RSG Resource Supply GmbH	Germany
USSB II, Inc.	MN
Hughes Aircraft Holdings Canada Ltd.	Canada
Hughes Electronics Foreign Sales Corporation	Barbados
Hughes Electronics International Corporation	DE
Hughes Electronics Realty, Inc.	DE
Hughes Electronics Systems International	CA
Hughes Foreign Sales Corporation	US Virgin Isl.
Hughes Investment Management Company	CA
Hughes Network Systems, Inc.	DE
Baja Hughes S. de R.L. de C.V.	Mexico
First HNS Mauritius Ltd.	Mauritius
Goldman Agent Private Limited (India)	India
HNS India Limited	India
HNS-Clairtel GP, Inc.	DE
HNS-India VSAT, Inc.	DE
Hughes Escort Communications Limited	India
HNS-India, Inc.	DE
HNS-Mauritius Holdings	Mauritius
Hughes Software Systems Limited	India
HNS-Shanghai, Inc.	DE
Shanghai Hughes Network Systems Co., Ltd.	China
Hughes do Brasil Electronica e Comunicacoes S.A.	Brazil
Hughes Telecomunicacioes do Brasil Ltda.	Brazil
Hughes International de Mexico, S.A. de C.V.	Mexico
HNS de Mexico, S.A. de C.V.	Mexico
Hughes Network Systems France SarL	France
Hughes Network Systems International Service Company	DE
Hughes Network Systems Europe Limited	UK
HOT Telecommunications, N.V.	Netherlands
Hughes Network Systems Limited (UK)	UK
Hughes Network Systems GmbH	Germany
Hughes Network Systems S.r.L.	Italy
Hughes Network Systems Limited (HK)	Hong Kong
PT. Hughes Network Systems (Indonesia)	Indonesia
Hughes Telecommunications & Space Company	DE
Hughes Global Services, Inc.	DE
Hughes Communications, Inc.	CA
DIRECTV International, Inc.	DE
DTVJ Holdings, Inc.	DE
DIRECTV Latin America Holdings, Inc.	CA

Subsidiaries of Hughes Electronics Corporation

State or Other
Jurisdiction of Inc./
Formation/
Entity Name	Partnership

Bartoletti Holdings, B.V	Netherlands
Galaxy Entertainment Iberoamerica S.L.	Spain
DIRECTV Mexico Holdings, LLC	DE
Grupo Galaxy Mexicana, S.R.L. de C.V.	Mexico
DIRECTV Latin America, LLC	DE
DIRECTV Caribbean LLC	DE
DIRECTV de Uruguay Ltda.	Uruguay
DTVLA WC, Inc.	DE
GLA Argentina S.r.L	Argentina Partnership
GLA Brasil Ltda.	Brazil Partnership
TV Capital Participacoes Ltda.	Brazil Partnership
Galaxy Brasil Ltda.	Brazil Partnership
DIRECTV Trinidad Limited	Trinidad/ Tobago
Galaxy Latin America Investments, LLC	DE
Galaxy Latin America Investment & Company, S. en C	Puerto Rican Partnership
GLA de Venezuela, S.r.L	Venezuela Partnership
Galaxy de Colombia, Ltda.	Colombia
Galaxy Entertainment de Argentina, S.A.	Argentina
SurFin Ltd.	Bahamas
Dish Placement Services, Ltd.	Bahamas
White Holding, B.V.	Netherlands
White Holding Mexico S. de R.L. de C.V.	Mexico
Hughes Communications Galaxy, Inc.	CA
Hughes Communications Satellite Services, Inc.	CA
California Broadcast Center, LLC	DE
DTVI TWO, Inc.	CA
PanAmSat Corporation	DE
Horizons Satellite, LLC	DE
NET/36, Inc.	DE
PanAmSat Communications Carrier Services, Inc.	CA
PanAmSat Communications Japan, Inc.	CA
PanAmSat Communications Services, Inc.	CA
PanAmSat International Holdings, LLC	DE
USHI, LLC	DE
PanAmSat International Limited	Bermuda
PanAmSat International Systems, LLC	DE
PanAmSat Africa (Proprietary) Ltd.	So. Africa
PanAmSat Asia Pty. Ltd.	Australia
PanAmSat Asia Carrier Services, Inc.	DE
PanAmSat Capital Corporation	DE
PanAmSat Carrier Services, Inc.	DE
PanAmSat Europe Limited	UK
PanAmSat FSC Incorporated	Barbados
PanAmSat India, Inc.	DE
PanAmSat India Marketing, LLC	DE
PanAmSat International Employment, Inc.	DE
PanAmSat Licensee Corp.	DE
PanAmSat International Sales, Inc.	DE
PanAmSat do Brasil Ltda.	Brazil
PanAmSat Korea Limited	So. Korea
PanAmSat Asia (Hong Kong) Limited	Hong Kong
PanAmSat India Private Limited	India
PanAmSat International Systems Limited	Cayman Islands

Subsidiaries of Hughes Electronics Corporation

State or Other
Jurisdiction of Inc./
Formation/
Entity Name	Partnership

PanAmSat International, LLC	DE
PanAmSat International Systems Marketing, LLC	DE
Service and Equipment Corporation	DE
Southern Satellite Corp.	CT
Southern Satellite Licensee Corporation	DE
PanAmSat Limited Liab. Co.	Switzerland
PanAmSat Marketing Corporation	DE
Hughes-Avicom International, Inc.	CA
Avicom International S.A.	Mexico
Triumph Acquisition Co., LLC	MI
American Simulcast Corp.	NY
The Triumph Switch Company, LLC	NY
Triumph Communications, Inc.	NY
Triumph Communications & Fiber Services, LLC	NY
Triumph Communications & Leasing Services, Inc.	NY